SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549-1004

                                FORM 8-K

                             CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported)  February 28, 1997
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                      Commission File Number 0-404
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                THE CONNECTICUT LIGHT AND POWER COMPANY
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          (Exact name of registrant as specified in its charter)


               CONNECTICUT                      06-0303850
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     (State or other jurisdiction of          (I.R.S. Employer
      incorporation or organization)         Identification No.)


        SELDEN STREET, BERLIN, CONNECTICUT             06037-1616
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     (Address of principal executive offices)          (Zip Code)


                            (860) 665-5000
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         (Registrant's telephone number, including area code)


                            Not Applicable
                            --------------
    (Former name or former address, if changed since last report)

Item 5. Other Events

New Hampshire Restructuring Matter

     On February 28, 1997, the New Hampshire Public Utilities Commission (NHPUC) issued its decision related to restructuring the state'selectric utility industry and setting interim stranded cost charges for Public Service Company of New Hampshire (PSNH) pursuant to legislation enacted in New Hampshire in 1996.

     In the decision, the NHPUC announced a departure from cost-based ratemaking and instead adopted the market-priced approach to stranded cost recovery advocated by the NHPUC's consultants, LaCapra Associates. Accordingly, unless the decision is stayed or modified, PSNH will no longer be able to apply Financial Accounting Standard No. 71, ACCOUNTING FOR THE EFFECTS OF CERTAIN TYPES OF REGULATION (FAS 71) and will have to remove from its balance sheet for the quarter ending March 31, 1997 substantially all of its regulatory assets. The amount of that potential write-off is currently estimated at over $400 million, after taxes. However, PSNH does not believe that under the decision it would be required to recognize any impairment of its long-lived assets under FAS 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF.

     The decision also contains rulings on numerous other issues that may have a substantial effect on the operations of PSNH. Included among these rulings are a determination that the 1989 Rate Agreement by and between PSNH's parent company, Northeast Utilities (NU) and the State of New Hampshire, which was an integral part of NU's acquisition of PSNH in 1992, is not binding on the State; the requirement that PSNH divest within 2 years all of its owned-generation and all of its wholesale power purchase contracts (including its contract with NAEC for Seabrook output); a prohibition on the remaining distribution company and its affiliates from engaging in retail marketing or load aggregation services; and a mandate for the filing of tariffs with the FERC for the provision of unbundled retail transmission service.

     On March 3, 1997, PSNH, NU and its affiliates North Atlantic Energy Corporation (NAEC) and Northeast Utilities Service Company filed for a temporary restraining order in the Federal District Court for New Hampshire. PSNH also intends to pursue claims for damages in State court in New Hampshire for abrogation of the 1989 Rate Agreement. The damage claims will be in the hundreds of millions of dollars.

     If PSNH is unable to obtain a stay of the NHPUC's decision, the write-off triggered by the decision could result in defaults which, if not waived or renegotiated, could give investors and lenders the right to accelerate the repayment of approximately $686 million of PSNH indebtedness and $515 million of NAEC indebtedness. These circumstances could force PSNH and NAEC to seek bankruptcy protection under Chapter 11 of the bankruptcy laws.

     For further information on New Hampshire restructuring issues, see NU's Forms 8-K dated August 19, 1996 and January 17, 1997 (SEC File No. 1-5324), CL&P's Forms 10-Q for the quarters ended September 30, 1996, June 30, 1996 and March 31, 1996, and "Item 1. Business-Rates-New Hampshire Retail Rates-Electric Industry Restructuring in New Hampshire" in CL&P's 1995 Form 10-K."

                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                          THE CONNECTICUT LIGHT AND POWER COMPANY
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                                        Registrant




Date  March 3, 1997             By      /s/John J. Roman
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                                        John J. Roman
                                        Vice President and Controller